UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2010

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 808-969-8057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 22, 2010, ML Macadamia Orchards, L. P. (“Buyer”) and IASCO (“Seller”) signed an Asset Purchase Agreement.  Buyer has agreed to purchase from Seller, certain real property and all improvements thereon, and all furniture, fixtures, equipment and inventory used in connection with the farming operations of IASCO for twelve million five hundred thousand dollars.  The real property consists of approximately 4,843 acres of land in the Ka’u district of the Island of Hawaii which includes approximately 1,100 acres of macadamia nut tree orchards, of which 900 acres are actively farmed, approximately 2,750 acres of undeveloped lava rock land (the “Option Parcel”) and other miscellaneous property.  The purchase also includes a well site, related pumps and engines, and in-field irrigation system for approximately 80% of the macadamia orchards.  The real property will be transferred subject to two lease agreements and one license agreement under which all macadamia nuts produced in the orchards must be sold to and are required to be purchased by Mauna Loa Macadamia Nut Corporation. The agreements are long term agreements which expire in 2028, 2078 and 2080, respectively. At the current time, the Buyer provides farming services to the Seller for the orchards being purchased under standard nut farming agreements.

A condition precedent to the closing of the Asset Purchase Agreement is that the Partnership obtains a commitment for financing for this acquisition by June 28, 2010.  The Partnership believes it can satisfy the financing commitment condition in a timely manner.  The closing of the purchase is subject to normal closing conditions and is currently scheduled for July 15, 2010.

The Asset Purchase Agreement includes a three year option allowing Seller to reacquire the Option Parcel for one million dollars.  If the Option Parcel is reacquired and sold by the Seller the first five hundred thousand dollars in excess of the one million dollar option exercise price will be retained by the Seller with any amount in excess of one million five hundred thousand dollars being split equally between Buyer and Seller.  If the option is sold by the Seller, it will receive the first five hundred thousand dollars from such sale and the balance of the sales price of the option will be split equally by Buyer and Seller.  If the option is not exercised within a three year period the option expires.

Item 9.01.  Exhibits

Exhibit 99.1  Press Release “ML Macadamia Orchards, L. P. Reports signing of Asset Purchase Agreement.

Exhibit 10.73

Asset Purchase Agreement by and between ML Macadamia Orchards, L. P. and IASCO dated June 18, 2010.

EXHIBIT INDEX

Exhibits

99.1 Press Release “ML Macadamia Orchards, L. P. Reports signing of Asset Purchase Agreement.

10.73 Asset Purchase Agreement by and between ML Macadamia Orchards, L. P. and IASCO dated June 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date June 28, 2010

	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis